UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2020

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 below are incorporated by reference into this Item 1.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2020, AstroNova, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Greenwood Credit Union (“Greenwood”) pursuant to which the Company borrowed $4.4 million (the “Loan”) from Greenwood pursuant to the Paycheck Protection Program (“PPP”) administered by the United States Small Business Administration (the “SBA”) and authorized by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020. The Loan is evidenced by a promissory note (the “Promissory Note”) dated May 6, 2020 in favor of Greenwood.

The Loan will mature on May 6, 2022, is unsecured and bears interest at a rate of 1.0% per annum. The Loan may be prepaid at any time without penalty. The Company is required to use at least 75% of the proceeds of the Loan for payroll expenses, and any remaining proceeds may be used for rent, utilities and interest on certain debt. The Loan Agreement and Promissory Note include customary provisions for a loan of this type, including prohibitions on the Company’s payment of dividends or repurchase of shares of its stock while the Loan remains outstanding and events of default relating to, among other things, payment defaults, breaches of the provisions of the Loan Agreement or the Promissory Note and cross-defaults on other loans.

Subject to the limitations and conditions set forth in the CARES Act and the regulations and guidance provided by the SBA with respect to the PPP, a portion of the Loan in an amount up to the amount of the Loan proceeds that the Company spends on payroll, rent, utilities and interest on certain debt during the eight-week period following incurrence of the Loan may be forgiven under the PPP. The amount of the Loan to be forgiven in respect of rent, utilities and interest on certain debt will be capped at 25% of the forgiven amount, with the remaining forgiven amount allocated to payroll costs. While the Company intends to apply for forgiveness of the Loan in accordance with the terms of the PPP, the SBA has not yet finalized its processes for applying the forgiveness provisions of the PPP, and no assurance can be provided that all or a portion of the Loan will be forgiven.

ITEM 7.01	Regulation FD Disclosure.

In connection with its response to the COVID-19 pandemic and related economic dislocation, the Company is pursuing a variety of expense reduction and cash preservation initiatives. In connection with that effort, on April 27, 2020, the Company’s Board of Directors (the “Board”) decided to suspend the Company’s quarterly cash dividend beginning with the second quarter of the Company’s fiscal year 2021. The timing and amount of any future dividends, when permissible under any applicable debt financing arrangements, will depend upon, among other things, the Company’s financial condition and capital needs, its contractual obligations, the restrictive covenants under its secured credit facility, the Loan or any other debt financing arrangements, economic conditions and other factors that the Board may deem relevant. The Company cannot provide any assurance as to when it may resume paying dividends.

On May 12, 2020, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, addressing the matters described in this Current Report on Form 8-K.

The information contained in Item 7.01 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect the Company’s current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the potential for all or a portion of the Loan to be forgiven and the Company’s future dividend payments, involve risks, uncertainties and other factors, some of which are beyond the Company’s control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the SBA’s future application of the standards for forgiveness of loans under the PPP and those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and subsequent filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release Dated May 12, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: May 12, 2020	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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